Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the individual whose signature appears below constitutes and appoints Takashi Kiyoizumi, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to MediciNova, Inc.’s registration statement on Form S-1, and any registration statement relating to the offering covered by MediciNova Inc.’s registration statement on Form S-1 and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Date:	November 23, 2004	/s/ JOHN K. A. PRENDERGAST, PH.D.
John K. A. Prendergast, Ph.D. Director